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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Kofax Image Products, Inc.

Irvine, California



We consent to the use in Amendment No. 1 to Registration Statement No. 333-34531 of Kofax Image Products, Inc. on Form S-1 of our reports dated July 29, 1997 (except for Note 14, as to which the date is August 27, 1997), appearing in the Prospectus, which is a part of the Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP

Costa Mesa, California

September 15, 1997